Exhibit 10.17

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”), dated as of March 28, 2014, is by and between Warren Hosseinion, M.D., a physician whose address is __________________ (“Shareholder”), and Apollo Medical Holdings, Inc., a Delaware corporation whose address is 700 N. Brand Blvd. Suite 220, Glendale, CA 91203 (“Apollo”).

BACKGROUND STATEMENT

Concurrently with the execution of this Agreement, Shareholder is entering into (i) an Amended and Restated Hospitalist Participation Service Agreement with ApolloMed Hospitalists, A Medical Corporation, a California professional corporation and an Affiliate of Apollo, and (ii) an Employment Agreement with Apollo Medical Management, Inc., a California corporation and an Affiliate of Apollo (collectively, the “Service Agreements”), pursuant to which Shareholder will receive compensation for services performed by Shareholder on behalf of Apollo and its Affiliates. It is a condition of Apollo’s causing its Affiliates to enter into the Service Agreements that Shareholder enter into this Agreement.

STATEMENT OF AGREEMENT

The parties agree as follows:

1.1           Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in Appendix A to this Agreement.

1.2           Stock Option. Shareholder hereby grants Apollo the option to purchase all Apollo Equity held by such Shareholder and his Family Members for Fair Market Value in the event (i) any Service Agreement is terminated by Apollo for cause due to a material act of willful or intentional misconduct or willful or intentional breach by Shareholder, (ii) Shareholder commits fraud or any felony against Apollo or any of its Affiliates, (iii) Shareholder directly or indirectly solicits any patients, customers, clients, employees, agents or independent contractors of Apollo or any of its Affiliates for competitive purposes or (iv) Shareholder directly or indirectly Competes with Apollo or any of its Affiliates (each, a “Purchase Event”). Apollo may exercise such purchase option at any time after the occurrence of a Purchase Event by giving written notice to Shareholder. Upon exercise, Shareholder shall, and shall cause his Family Members to, sell all Apollo Equity held by such Person to Apollo. The purchase price for such Apollo Equity shall be the Fair Market Value of such Apollo Equity as of the date the Purchase Event occurred. The sale of such Apollo Equity shall close within 30 business days after the Fair Market Value of such Apollo Equity is finally determined, and the purchase price shall be paid in full in cash at closing. At closing, Shareholder and his Family Members shall assign and transfer their Apollo Equity to Apollo free and clear of all liens, encumbrances and adverse claims The rights provided under this Agreement are in addition to any and all other remedies available to Apollo and its Affiliates at law or in equity upon the occurrence of a Purchase Event. For purposes of this Agreement, “Compete” means that Shareholder, directly or indirectly through any Affiliate, (i) acts as manager, employee, independent contractor, consultant, director, officer, agent, investor, lender, owner or similar capacity of, or has an interest in or a financial relationship with, any Person that competes with Apollo or any of its Affiliates within a 25-mile radius around any location where Apollo or any of its Affiliates provides services or otherwise conducts business (the “Territory”), or (ii) solicits for competitive purposes any patients, customers, clients, network providers, employees, agents or independent contractors of Apollo or any of its Affiliates. Notwithstanding the foregoing, Shareholder shall not be deemed to Compete if his activity in the Territory consists solely of practicing medicine without any managerial or administrative duties.

1.3           Notices. Any notices required or permitted to be given under this Agreement shall be given in and shall be deemed to be given (i) if deposited in the United States mail, postage prepaid, certified mail, return receipt requested, on the third business day following mailing or (ii) if deposited with a commercial overnight delivery service, on the day following deposit. Notice shall be addressed to the recipient at the address set forth above.

1.4           Counterparts. This Agreement may be executed simultaneously in counterparts each of which shall be deemed an original, and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Signatures transmitted by facsimile transmission shall be deemed originals for this purpose.

1.5           Severability. If any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein, except as otherwise expressly provided in this Agreement. The parties hereto agree that if a court determines that any of the covenants contained herein is unreasonable, void or invalid for any reason whatsoever, then such covenant shall be modified as the court, or jury if applicable, shall determine to be fair and reasonable.

1.6           Amendments; Waivers. No amendment, modification, or waiver of any provision of this Agreement shall be binding unless in writing and signed by the party against whom the operation of such amendment, modification, or waiver is sought to the enforced. No delay in the exercise of any right shall be deemed a waiver thereof, and no waiver of a right or remedy in a particular instance shall constitute a waiver of such right or remedy generally. In addition, this Agreement shall not be amended, terminated, supplemented or superseded without the consent of NNA of Nevada, Inc., a Nevada corporation (“NNA”), so long as any loans made by NNA to Apollo are outstanding or NNA has any lending commitment to Apollo.

1.7           Assignment. Shareholder shall not assign this Agreement or any of its rights or obligations under this Agreement. For the avoidance of doubt, Apollo shall have the right to assign this Agreement in connection with a transfer of all or substantially all of Apollo’s business, whether by sale, merger, foreclosure or otherwise.

1.8           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

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IN WITNESS WHEREOF, Shareholder and Apollo duly executed this Agreement as of the day and year first above written.

Apollo Medical Holdings, Inc.

By:	/s/ Kyle Francis

Name:	Kyle Francis

Title:	Chief Financial Officer

/s/ Warren Hosseinion

Name:	Warren Hosseinion, M.D.

Stock Option Agreement

Appendix A

“Affiliate” means, as to any Person, (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person or is consolidated with such Person in accordance with GAAP, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, (iii) any other Person of which such Person owns, directly or indirectly, 5% or more of any class of equity interests or (iv) any Family Member or any Affiliate of a Family Member of such Person. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or otherwise.

“Apollo Equity” means all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of Apollo, any evidences of indebtedness, shares of capital stock or other securities that are convertible into or exchangeable for capital stock of Apollo, and any and all options, warrants or other securities or rights to subscribe for, purchase or otherwise acquire shares of capital stock of Apollo or any of the foregoing, in each case whether or not immediately exercisable.

“Fair Market Value” means, with respect to the Apollo Equity, the fair market value of the Apollo Equity, which shall be determined as follows: for a period of 15 business days after Apollo’s exercise of its stock option as set forth in Section 1.2 of this Agreement, Shareholder and Apollo shall negotiate in good faith regarding the fair market value of the Apollo Equity to be sold. If Shareholder and Apollo agree on the fair market value, then such agreed fair market value shall be the Fair Market Value for purposes of such transaction. If Shareholder and Apollo are unable to agree on such fair market value within such 15-business day period, then, at the election of either Shareholder or Apollo, Shareholder and Apollo each shall select a reputable appraiser to determine the fair market value of the Apollo Equity by giving written notice of such selection to the other party (and any failure to make such selection within 10 business days shall be deemed an irrevocable waiver of the right to do so and the single expert appointed by the other Person shall make all determinations of the valuation experts hereunder). The appraiser(s) shall be instructed to submit their reports within 60 business days after selection. The parties and the appraiser(s) shall coordinate the submission of data and information to the appraiser(s) so that all appraiser(s) and all parties receive the same package of information and proposals, and no party or other person shall submit any information, whether oral or written, to any single appraiser without simultaneously submitting it to all appraisers and to the other party. If the difference between the value of the Apollo Equity as determined by the two appraisers is less than or equal to 10% of the higher of the two appraisals, the value of the Apollo Equity shall equal the sum of the values determined by each appraiser, divided by two. If such difference is more than 10% of the higher of the two appraisals, then, within 20 business days of the completion of both appraisals, the two appraisers shall select a third appraiser for the purpose of making a final determination of the value of the Apollo Equity. The third appraiser shall be provided copies of the two existing appraisals and all supporting documents submitted by the parties to the appraisers, and the third appraiser shall be instructed to submit its appraisal report within 60 business days of appointment, and such report shall be binding upon Shareholder and Apollo. Shareholder shall pay the expenses of the expert selected by it and, if applicable, 50% of the expenses of the third expert, and Apollo will pay the expenses of the expert selected by it and, if applicable, 50% of the expenses of the third expert.

“Family Members” means an individual’s spouse, any issue, spouse of issue and any Affiliate of such individual.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization.